UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2006

LUNA TECHNOLOGIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-29991

(Commission File Number)

91-1987288

(IRS Employer Identification No.)

61 B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 526-5890

Inapplicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities

We entered into a consulting agreement with Kimberly Landry, our Chief Executive Officer and one of our directors, wherein we have agreed to pay Ms. Landry a monthly fee of CDN$7,500 and we have agreed to issue Ms. Landry 1,500,000 shares of our common stock to be registered pursuant to a registration statement on Form S-8 and 1,000,000 restricted shares of our common stock. The agreement commenced and has an effective date of July 1, 2006 and terminates December 31, 2006. The consulting agreement with Ms. Landry is attached as Exhibit 10.1 to this Form 8-K.

We entered into a consulting agreement with Leslie James Porter, our Chief Financial Officer and one of our directors, wherein we have agreed to pay Mr. Porter a monthly fee of CDN$7,500 and we have agreed to issue Mr.

Porter 750,000 shares of our common stock to be registered pursuant to a registration statement on Form S-8 and 1,000,000 restricted shares of our common stock. The agreement commenced and has an effective date of July 1, 2006 and terminates December 31, 2006. The consulting agreement with Mr. Porter is attached as Exhibit 10.2 to this Form 8-K.

In addition, we have entered into consulting agreements with four consultants pursuant to which we have agreed to issue to each consultant 1,500,000 shares of our common stock, to be registered pursuant to a registration statement on Form S-8, and have agreed to issue to one of the consultants 2,000,000 restricted shares of our common stock. The agreements commenced and have an effective date of July 1, 2006 and terminate December 31, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 1, 2006, the following were appointed as officers of our company:

Antonio Treminio	Vice President, Operations
Michael Harrison	Director, Business Development

There are no family relationships between Mr. Treminio and Mr. Harrison and any of our directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Consulting Agreement with Kimberly Landry dated July 1, 2006
10.2	Consulting Agreement with Leslie James Porter dated July 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNA TECHNOLOGIES INTERNATIONAL, INC.

/s/ Kimberly Landry

Kimberly Landry

Chief Executive Officer

Date: July 14, 2006